UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2008

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 13, 2008, Teradyne, Inc. (“Teradyne”) initiated actions to reduce its workforce by notifying approximately 185 employees that their employment is being terminated as part of the Company’s ongoing effort to lower expenses. The terminations are expected to be completed by the end of the first quarter of 2009, and to result in total cash severance charges of approximately $10.0 million of which approximately $9.0 million will be expensed and paid in the fourth quarter of 2008 and approximately $1.0 million will be expensed and paid in the first quarter of 2009.

Item 8.01	Other Events.

On November 11, 2008, Teradyne announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, with respect to the previously announced merger agreement among Teradyne, Eagle Test Systems, Inc., and Turin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Teradyne. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 11, 2008

Safe Harbor Statement

This Form 8-K contains statements regarding the work force reductions and total estimated severance charges which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. There can be no assurance that management’s expectations or forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: difficulties by management in successfully implementing the reduction plan, unanticipated delays in the implementation of the reduction plan, unanticipated costs and expenses relating to the implementation of the reduction plan, conditions affecting the markets in which Teradyne operates including the current slowdown and adverse changes in the global economy and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, Teradyne’s annual report on Form10-K for the year ended December 31, 2007 and Teradyne’s quarterly report on Form 10-Q for the period ended September 28, 2008. The “forward-looking statements” included herein are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: November 13, 2008	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 11, 2008